Exhibit 99.1

Media Contacts: Doug Fitzgerald, Senior Vice President Marketing & Communications Tel: 630-322-6830

E-mail: doug.fitzgerald@rrd.com

Investor Contact: Dan Leib, Vice President, Investor Relations Tel: 312-326-7710 E-mail: dan.leib@rrd.com

RR Donnelley Agrees To Acquire OfficeTiger; Acquisition Expands Global Business Process Outsourcing Capabilities

CHICAGO – March 20, 2006 – R.R. Donnelley & Sons Company (NYSE: RRD) announced today that it has signed a definitive agreement to acquire OfficeTiger, a leading provider of business process outsourcing (BPO) services, in an all-cash deal, for approximately $250 million. The agreement is subject to customary closing conditions, including regulatory approval, and is expected to close this spring. This is RR Donnelley’s second acquisition of a leading BPO provider in less than a year. In June of 2005 RR Donnelley concluded its acquisition of Astron, a UK-based BPO supplier with resources in Europe, India and Sri Lanka. OfficeTiger’s superb transaction processing services are closely related and complementary to RR Donnelley’s existing document-based outsourcing resources. In concert with Astron, OfficeTiger will enable RR Donnelley to expand its already deep relationships with Fortune 500 companies in both the US and Europe.

OfficeTiger, headquartered in New York, provides integrated onsite-offshore BPO services to Fortune 500 companies and to professional services firms through its operations in North America, Europe, India and Sri Lanka. Its judgment-based outsourcing solutions address a variety of needs for vertical segments that include financial services, publishing, manufacturing, transportation, telecommunications, healthcare, advertising, and more. OfficeTiger’s services include sophisticated financial analysis and reporting, desktop publishing, creative services, word processing, credit analysis, claims processing, litigation support, market research, database services, managing creative services for output and more.

OfficeTiger has an established sales organization with a broad presence in the United States that is expected more quickly to enable RR Donnelley to expand its deep relationships with North American customers to include more BPO services.

“Having been a customer of OfficeTiger’s for several years, we are pleased to announce this acquisition as the logical next step in building our global BPO business,” said Mark A. Angelson, RR Donnelley’s Chief Executive Officer. “OfficeTiger’s broader financial management, research and analytics, marketing-related resources and other knowledge-based capabilities enhance RR Donnelley’s offering in the fast-growing, higher return BPO segment. Although this acquisition will be mildly dilutive to earnings in 2006 only, we expect that together we will realize cost efficiencies and significant cross-selling opportunities and that our non-GAAP EPS still will be in the range of our previous guidance.”

OfficeTiger was founded by Randolph Altschuler and Joseph Sigelman, both of whom will remain as co-Presidents of OfficeTiger and assume additional responsibilities within RR Donnelley. “RR Donnelley is an ideal partner for OfficeTiger,” said Sigelman. “RR Donnelley and OfficeTiger both work to foster cultures that emphasize deep commitments to performance and client satisfaction.” Altschuler added, “We believe that RR Donnelley’s strong relationships with customers in key vertical segments will strengthen our sales program, creating opportunities for growth and development of our employees in the United States and abroad.”

About RR Donnelley

RR Donnelley (NYSE: RRD) is the world’s premier full-service provider of print and related services, including document-based business process outsourcing. Founded more than 140 years ago, the company provides solutions in commercial printing, direct mail, financial printing, print fulfillment, forms and labels, logistics, call centers, transactional print-and-mail, print management, online services, digital photography, color services, and content and database management to customers in the publishing, healthcare, advertising, retail, technology, financial services and many other industries. The largest companies in the world and others rely on RR Donnelley’s scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions. For more information, visit the company’s web site at www.rrdonnelley.com.

About OfficeTiger

OfficeTiger is a global professional support services firm offering industry-focused, judgment-based services that support core functions of its clients in real time. One of the largest diversified BPO solution providers, OfficeTiger has four main lines of business, including Research & Analytics, Premedia, Financial Management and Transaction Processing Services. OfficeTiger creates, processes, and distributes mission-critical information for the world’s largest investment banks, diversified financial institutions, legal firms, publishing houses, retail chains and Fortune 500 companies. Headquartered in New York City, OfficeTiger has operations in the UK, Germany, India and Sri Lanka. For more information, visit the company’s web site at www.officetiger.com.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC. RR Donnelley disclaims any obligation to update or revise any forward-looking statements.